UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report	August 14, 2007

RESOURCES CONNECTION, INC.

Delaware (State or other jurisdiction	0-32113 (Commission	33-0832424 (IRS Employer
of incorporation)	File Number)	Identification No.)

17101 Armstrong Avenue
Irvine, CA 92614

Registrant’s telephone number, including area code	(714) 430-6400

695 Town Center Drive Suite 600 Costa Mesa, CA 92626
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resources Connection, Inc. (the “Company”) announced today, that on August 14, 2007, Stephen J. Giusto, the Company’s Chief Financial Officer, Executive Vice President and Secretary of the Board of Directors, indicated his intention to resign from the Company and its Board of Directors to pursue other interests. At this time, Donald B. Murray, Chairman and Chief Executive Officer of the Company, has appointed Anthony Cherbak, currently the Company’s Chief Operating Officer, as acting Chief Financial Officer. Mr. Cherbak and Mr. Giusto will work together over the next month to ensure a smooth and orderly transition. The Company has also commenced a search for a permanent replacement.

Mr. Cherbak, age 54, has been the Executive Vice President of Operations for Resources since July 11, 2005. He joined the company from Deloitte & Touche LLP, a professional services firm, where he spent the majority of his career as an audit partner in the Orange County, California office. While with Deloitte & Touche LLP, Mr. Cherbak led the firm's consumer business practice for its Pacific Southwest region, and most recently served as the partner in charge of the Orange County audit practice.

Item 9.01 Financial Statements and Exhibits.

99.1  Text of press release, dated August 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: August 20, 2007
By: /s/ Donald B. Murray

Donald B. Murray
Chief Executive Officer